EXHIBIT 10(a)3(ii)

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE (this “Agreement”), made as of July 30, 2026 (the “Effective Date”), by and between REP 2035 LLC, a Delaware limited liability company (“Landlord”), having an office at c/o Rechler Equity Partners, 85 South Service Road, Plainview, New York 11803, and SCIENTIFIC INDUSTRIES, INC., a New York corporation (“Tenant”), having an office at 80 Orville Drive, Suite 102, Bohemia, New York 11716.

RECITALS

WHEREAS, 80 Orville Drive Associates LLC (a predecessor-in-interest to Landlord), as landlord, and Tenant, as tenant, entered into an Agreement of Lease, made as of August 5, 2014 (the “Original Lease”), for the lease of a certain 18,950 rentable square foot space, identified as Suite 102 (the “Original Premises”), in the building located at 80 Orville Drive, Bohemia, New York (the “Building”), as more particularly shown and described in the Original Lease;

WHEREAS, Landlord, as landlord, and Tenant, as tenant, entered into a First Amendment to Lease, made as of September 20, 2021 (the “First Amendment” and, together with the Original Lease, sometimes hereinafter collectively referred to as the “Existing Lease”), pursuant to which, among other things, (a) Tenant leased from Landlord 5,003 rentable square feet of additional space in the Building (the “5,003 Expansion Premises”) and (b) the Term of the Original Lease was extended to and including October 31, 2028, subject to and in accordance with the terms and conditions of the First Amendment; and

WHEREAS, Landlord and Tenant desire to amend the Existing Lease so as to, among other things, (a) further extend the Term of the Original Lease to and including October 31, 2031, and (b) grant to Tenant the 5,003 Surrender Option (as such term is defined and addressed in Article III of this Agreement); all subject to and in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties agree as follows:

ARTICLE I

Definitions

1.1 The recitals are specifically incorporated into the body of this Agreement and shall be binding upon the parties hereto.

1.2 Unless expressly set forth to the contrary and except as modified by this Agreement, all capitalized or defined terms shall have the meanings ascribed to them in the Existing Lease.

1.3 As used herein, the term “Lease” shall mean the Existing Lease, as modified and amended by this Agreement.

1.4 The term “Current Premises” is sometimes used in this Agreement to mean and refer to the 23,953 aggregate rentable square feet of space in the Building that is collectively comprised of the Original Premises and the 5,003 Expansion Premises.

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ARTICLE II

Lease Modifications

The Existing Lease is and shall be modified and amended as follows:

2.1  Term; Space.

(A) Original Premises. Effective as of the Effective Date of this Agreement, the applicable provisions of the Existing Lease, specifically including the provisions of Paragraph 42 of the Original Lease, as previously modified and amended by Section 2.2 of the First Amendment, are hereby modified and amended to provide that the Term of the Lease, as it relates to the Original Premises only, is hereby extended to and including October 31, 2031, unless sooner terminated pursuant to any of the provisions of the Lease. All references in the Existing Lease or this Agreement to the term “Expiration Date” as it relates to the Original Premises only, or otherwise to the scheduled date for expiration of the Term of the Lease as it relates to the Original Premises only, shall hereafter mean and refer to October 31, 2031.

(B) 5,003 Expansion Premises. The Term of the Lease, as it relates to the 5,003 Expansion Premises only, is not being extended pursuant to this Agreement. Accordingly, subject to the exercise by Tenant of the 5,003 Surrender Option (as such term is defined in Section 3.1 of this Agreement), each reference in the Existing Lease or this Agreement to the term “Expiration Date” as it relates to the 5,003 Expansion Premises only, or otherwise to the scheduled date for expiration of the Term of the Lease as it relates to the 5,003 Expansion Premises only, shall continue to mean and refer to October 31, 2028.

(C) Effect of the Expiration of the 5,003 Expansion Premises Term Occurring Prior to the Expiration of the Original Premises Term. The parties acknowledge and agree that, in the event Tenant does not exercise the 5,003 Surrender Option: (i) Tenant shall be obligated to fully surrender and vacate the 5,003 Expansion Premises in the condition required under the Lease by October 31, 2028; and (ii) all the Lease modifications described in Section 3.3 of this Agreement shall be given effect as of October 31, 2028, as if October 31, 2028 was the “Applicable 5,003 Surrender Date” referenced in said Section 3.3 and as if November 1, 2028 was the “Downsize Date” referenced in said Section 3.3.

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2.2 Rent.

(A) Original Premises.

(i) Through and including August 31, 2028, minimum annual rent (the “Rent”) for the Original Premises shall continue to be payable in accordance with the provisions of the Existing Lease, specifically including, without limitation, the provisions of Paragraph 43 of the Original Lease, as previously modified and amended by Section 2.3(A) of the First Amendment.

(ii) Effective as of September 1, 2028, Paragraph 43 of the Original Lease, as so previously modified and amended, is hereby further modified and amended to provide that, during the period from September 1, 2028 through and including October 31, 2031, the Rent for the Original Premises shall be payable as follows:

During the period from September 1, 2028 through and including October 31, 2028, the Rent for the Original Premises shall be payable in two (2) equal and consecutive monthly installments of $18,552.46.

During the period from November 1, 2028 through and including October 31, 2029, the Rent for the Original Premises shall be $255,825.00, payable in equal and consecutive monthly installments of $21,318.75.

During the period from November 1, 2029 through and including October 31, 2030, the Rent for the Original Premises shall be $263,405.04, payable in equal and consecutive monthly installments of $21,950.42.

During the period from November 1, 2030 through and including August 31, 2031, the Rent for the Original Premises shall be payable in ten (10) equal and consecutive monthly installments of $22,613.67.

During the period from September 1, 2031 through and including October 31, 2031, the Rent for the Original Premises shall be payable in two (2) equal and consecutive monthly installments of $9,980.34.

(B) 5,003 Expansion Premises. Through and including October 31, 2028 (subject to the exercise by Tenant of the 5,003 Surrender Option), Rent for the 5,003 Expansion Premises shall continue to be payable in accordance with the provisions of the Existing Lease, specifically including, without limitation, the provisions of Paragraph 43 of the Original Lease, as previously modified and amended by Section 2.3(B) of the First Amendment.

2.3 Alterations. Effective as of the Effective Date of this Agreement, Paragraphs 3 and 45(a) of the Original Lease are hereby modified, amended and supplemented so as to require Tenant to cause each contractor, subcontractor and vendor engaged directly or indirectly by Tenant to perform any work in or at the Building to provide Landlord with (a) evidence of all insurance coverages then-customarily required by Landlord of contractors, subcontractors and vendors performing work in the Building, and (b) a duly executed copy of Landlord’s then-current contractor access and indemnity agreement.

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2.4 Assignment / Subletting.

(A) Effective as of the Effective Date of this Agreement, Paragraph 54 of the Original Lease is hereby modified and amended so as to allow Tenant to enter into a single Permitted Warehouse Sublease (as hereinafter defined) upon notice to, but without the requirement of the consent of, Landlord; provided that, in connection with a Permitted Warehouse Sublease and any other sublease entered into by Tenant: (a) at the time of the sublease, Tenant is not then in default under the Lease (beyond any applicable notice and grace period provided in the Lease for the cure thereof); (b) the subject sublessee has delivered to Landlord a signed writing (in commercially reasonable form and substance) pursuant to which such sublessee agrees that its interest in the subject portion of the Demised Premises is subject and subordinate to the leasehold interest created by the Lease, that the manner of use and occupancy of the Demised Premises (or subject portion thereof) by the sublessee, its agents, employees and contractors shall be limited and restricted at least to the same extent that Tenant’s use and occupancy of the Demised Premises is limited and restricted by the Lease (subject to more stringent limitations and restrictions that may be set forth in the sublease agreement between Tenant and the subject sublessee), and that, in addition to Tenant, the sublessee shall also satisfy all insurance requirements imposed upon Tenant under the Lease and shall indemnify, defend and hold Landlord and Landlord’s Others In Interest harmless in a manner commensurate with the corresponding obligations owed by Tenant pursuant to the terms of the Lease, and (c) Tenant shall not be released or discharged from any liability under the Lease by reason of the subject sublease. As used herein, the term “Permitted Warehouse Sublease” shall mean a sublease by Tenant, as sublessor, to a reputable, licensed and insured company, as sublessee, of up to 5,000 square feet of warehouse-only space (with no ancillary office) in the Demised Premises for a so-called “dry” warehouse use (that does not involve food products) in compliance with all applicable legal requirements.

(B) Effective as of the Effective Date of this Agreement, the second sentence of Paragraph 54(h) of the Original Lease is hereby modified and amended so as to insert the phrase “net income and” immediately before the phrase “net worth”.

2.5 Miscellaneous. Effective as of the Effective Date of this Agreement, Paragraph 63 of the Original Lease, as previously modified and amended by Section 2.16 of the First Amendment, is hereby further modified and amended to add the following as a new Paragraph 63(o) thereof:

“(o) Tenant shall, in the event Landlord's interest in the Demised Premises or the Building in which the Demised Premises is located comes into the hands of a mortgagee, ground lessor or any other person whether because of a mortgage foreclosure, exercise of a power of sale under a mortgage, or otherwise, attorn to the purchaser or such mortgagee or other person and recognize the same as Landlord hereunder.”

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2.6 Condition of the Demised Premises. Tenant hereby acknowledges and agrees that: (a) all work, installations, allowances and contributions heretofore required to have been performed, made, paid or contributed by Landlord pursuant to the Existing Lease, if any, have been fully performed, made, paid or contributed, as applicable, by Landlord prior to the Effective Date of this Agreement; (b) Tenant is accepting the Demised Premises in its “as is” condition as of the Effective Date of this Agreement; and (c) subject to the provisions of Section 3.3(I) of this Agreement, Landlord will not be required to perform any work, make any installations or pay any allowance or contribution in or with respect to the Demised Premises in order to prepare same for Tenant’s continued occupancy thereof.

ARTICLE III

The 5,003 Surrender Option

3.1 The 5,003 Surrender Option.

(A) Subject to the terms and conditions of this Article III, and provided Tenant (i) has not theretofore leased any space in the Building in addition to the Current Premises and (ii) is not then in default under the Lease (beyond any applicable notice and grace period provided in the Lease for the cure thereof), Tenant shall have the right and option (the “5,003 Surrender Option”) to cancel the Lease, solely with respect to the 5,003 Expansion Premises (as hereinafter defined), effective as of the Applicable 5,003 Surrender Date (as hereinafter defined), by delivering to Landlord written notice (the “5,003 Surrender Option Exercise Notice”) (x) informing Landlord that Tenant has elected to exercise the subject 5,003 Surrender Option and (y) setting forth the Applicable 5,003 Surrender Date selected by Tenant (subject to the restrictions set forth in Section 3.1(B), below). The 5,003 Surrender Option Exercise Notice must be given by Tenant, if at all, no later than August 31, 2028 (time being of the essence). Tenant acknowledges and agrees that, following exercise of the 5,003 Surrender Option by Tenant, Tenant may not revoke such exercise without the prior written consent of Landlord (which consent may be conditioned or withheld in Landlord’s sole and absolute discretion).

(B) As used herein, the term “Applicable 5,003 Surrender Date” shall mean the date set forth by Tenant in its 5,003 Surrender Option Exercise Notice as the effective date of cancellation of the Lease with respect to the 5,003 Expansion Premises; provided, however, that such date must (i) fall on the last day of a calendar month, (ii) be at least thirty (30) days after the date of delivery to Landlord of the subject 5,003 Surrender Option Exercise Notice, and (iii) be no later than September 30, 2028.

3.2 Vacating the 5,003 Expansion Premises upon Exercise of the 5,003 Surrender Option. If Tenant validly exercises the 5,003 Surrender Option, then (a) Tenant shall cause the entire 5,003 Expansion Premises to be surrendered to Landlord and vacated by Tenant on or before the Applicable 5,003 Surrender Date, in the condition required under the Lease as if that date were the Expiration Date under the Lease (i.e., vacant, broom clean, free of Hazardous Materials, with all systems that service the 5,003 Expansion Premises in working order, and with Tenant having removed therefrom all racking and other items of personal property and having repaired any damaged resulting from such removal), and (b) the Lease shall be deemed canceled and terminated, solely as it relates to the 5,003 Expansion Premises, effective as of the Applicable 5,003 Surrender Date. If Tenant does properly exercise the 5,003 Surrender Option, but thereafter fails to fully and timely vacate the 5,003 Expansion Premises, then (i) such failure shall be deemed a holdover in the 5,003 Expansion Premises by Tenant and the provisions of Paragraph 52 of the Original Lease, as amended, shall apply with full force and effect with respect thereto, with the 5,003 Expansion Premises deemed the “Demised Premises” thereunder for such application, and (ii) if such holdover continues for more than sixty (60) days, there shall be deemed to have occurred an Event of Default on the part of Tenant under the Lease.

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3.3 Lease Modifications Triggered by Exercise of the 5,003 Surrender Option. If Tenant validly exercises the 5,003 Surrender Option and timely and properly surrenders and vacates the 5,003 Expansion Premises, then the Lease shall be deemed to have been modified and amended as follows:

(A) Demised Premises; Tenant’s Proportionate Share. Effective as of the day immediately following the Applicable 5,003 Surrender Date (the “Downsize Date”), Paragraph 41 of the Original Lease, as previously modified and amended by Section 2.1 of the First Amendment, shall be deemed to have been further modified and amended as follows:

(i) Except as may be otherwise indicated by the context of its usage, from and after the Downsize Date, each reference in the Lease to the terms “demised premises” or “Demised Premises” shall mean and refer to the Original Premises only;

(ii) The parties hereby stipulate and agree that, from and after the Downsize Date, the Demised Premises shall be deemed to have a rentable area of 18,950 rentable square feet; and

(iii) With respect to all periods from and after the Downsize Date, the term “Tenant’s Proportionate Share” shall mean 20.43 percent.

(B) Term. For avoidance of doubt, the parties agree that while the Term of the Lease, as it relates to the 5,003 Expansion Premises only, shall expire and come to an end on the Applicable 5,003 Surrender Date, the Term of the Lease, as it relates to the Original Premises, shall remain unaffected by Tenant’s exercise of the 5,003 Surrender Option.

(C) Rent. Effective as of the Downsize Date, Paragraph 43 of the Original Lease, as previously modified and amended by Section 2.3 of the First Amendment and as further modified and amended by Section 2.2 of this Agreement, shall be deemed to have been further modified and amended to provide that Tenant shall have no further obligation to pay Rent for the 5,003 Expansion Premises that is attributable to any period from and after the Downsize Date.

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(D) Utilities. Effective as of the Downsize Date, Paragraph 44 of the Original Lease, as previously modified and amended by Section 2.4 of the First Amendment, shall be deemed to have been further modified and amended to provide that Tenant shall not be responsible for the cost of consumption of any utility services to the 5,003 Expansion Premises for any period following the Applicable 5,003 Surrender Date. To that end, Landlord and Tenant shall each reasonably cooperate and coordinate with the other to cause the electric and natural gas utility accounts for the 5,003 Expansion Premises to be transferred from the name of Tenant to the name of Landlord or Landlord’s designee as near to the Downsize Date as is reasonably practicable.

(E) Common Area Maintenance. Effective as of the Downsize Date, Paragraph 47 of the Original Lease, as previously modified and amended by Section 2.5 of the First Amendment, shall be deemed to have been further modified and amended to reduce the “Base CAM Charge” from $1,077.89 to $852.75 with respect to all periods from and after the Downsize Date.

(F) Taxes. Effective as of the Downsize Date, Paragraph 49 of the Original Lease, as previously modified and amended by Section 2.6 of the First Amendment and by Section 2.4 of this Agreement, shall be deemed to have been further modified and amended to provide that Tenant shall have no further obligation to make Tenant’s Tax Payments for the 5,003 Expansion Premises that are attributable to any period from and after the Downsize Date.

(G) Parking. Effective as of the Downsize Date, Paragraph 55 of the Original Lease, as previously modified and amended by Section 2.8 of the First Amendment, shall be deemed to have been further modified and amended to delete the phrase “thirty (30) parking spaces” and replace same with the phrase “twenty-four (24) parking spaces.”

(H) Insurance Cost. Effective as of the Downsize Date, Paragraph 59(g) of the Original Lease, as previously modified and amended by Section 2.7 of the First Amendment, shall be deemed to have been further modified and amended to reduce the “Base Insurance Charge” from $419.18 to $331.63 with respect to all periods from and after the Downsize Date.

(I) Condition of Demised Premises; Landlord’s Work. As of the Downsize Date, Tenant shall accept the Original Premises in its “as-is” condition and Landlord shall not be obligated to perform any work or make any installations in or to the Original Premises in order to prepare same for continued occupancy by Tenant, except that Landlord, at no additional charge to Tenant, shall cause its designated contractor to perform the work necessary to close up the existing openings in the demising wall that separates the Original Premises from the 5,003 Expansion Premises.

ARTICLE IV

Broker

4.1 Each of Landlord and Tenant represents to the other that this Agreement was not brought about by any broker and that all negotiations with respect to this Agreement were conducted exclusively  between Landlord and Tenant.   Landlord agrees that if  any claim is made for commissions by any broker claiming to have had dealings with Landlord in connection with this Agreement or the transaction contemplated hereby, then Landlord will hold Tenant free and harmless from any and all liabilities and expenses in connection therewith, including Tenant’s reasonable attorneys’ fees and disbursements. Tenant agrees that if any claim is made for commissions by any broker claiming to have had dealings with Tenant in connection with this Agreement or the transaction contemplated hereby, then Tenant will hold Landlord free and harmless from any and all liabilities and expenses in connection therewith, including Landlord’s reasonable attorneys’ fees and disbursements.

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ARTICLE V

Ratification

5.1 Tenant represents and warrants that the Existing Lease is presently in full force and effect, that no event of default has occurred on the part of Landlord and that Tenant has no defense or right of offset in connection with Landlord’s performance under the Existing Lease to this date.

5.2 The parties hereby ratify and confirm all of the terms, covenants and conditions of the Existing Lease, except to the extent that those terms, covenants and conditions are amended, modified or varied by this Agreement. If there is a conflict between the provisions of the Existing Lease and the provisions of this Agreement, the provisions of this Agreement shall control. No oral or written statement, representation or promise whatsoever with respect to the foregoing or any other matter made by Landlord, its agents or any broker, whether contained in an affidavit, information circular, or otherwise, shall be binding upon the Landlord unless expressly set forth in this Agreement.

5.3 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and/or assigns.

5.4 This Agreement may be executed in one or more counterparts. The parties agree that copies of the signature pages of this Agreement transmitted by email of a .pdf, .tiff, JPEG or similar file or otherwise electronically transmitted, whether sent to the other party or to such other party’s counsel, shall be deemed to have been definitively executed and delivered, and with the same force and effect as if manually signed and delivered, and for all purposes whatsoever.

5.5 Tenant acknowledges and agrees that, if required of Landlord, the effectiveness of this Agreement shall be expressly contingent upon the issuance by Landlord’s mortgagee of its approval of the transaction contemplated by this Agreement. Should such mortgagee approval be both required of Landlord and ultimately denied by Landlord’s mortgagee, Landlord may terminate this Agreement ab initio, upon written notice to Tenant.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the parties have executed this Second Amendment to Lease as of the day and year first above written.

Landlord:	REP 2035 LLC

	By:	/s/ Mitchell Rechler
	Name:	Mitchell Rechler
	Title:	Authorized Signatory

Tenant:	SCIENTIFIC INDUSTRIES, INC.

	By:	/s/ Helena Santos
	Name:	Helena Santos
	Title:	President & CEO

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